                                                                      EXHIBIT 11

CALCULATION OF SHARES USED IN DETERMINING INCOME PER SHARE

                                          THREE MONTHS ENDED         NINE MONTHS ENDED
                                            SEPTEMBER 30,              SEPTEMBER 30,
                                       ----------------------      -----------------------
                                          1996         1995          1996          1995
                                       ----------------------      -----------------------
WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING DURING PERIOD              21,615,468   19,782,101     21,144,176   19,561,651

EFFECT OF COMMON STOCK EQUIVALENTS
COMPUTED IN ACCORDANCE WITH THE
TREASURY STOCK METHOD                   1,105,398    1,855,279      1,060,454    1,298,562
                                       ----------   ----------     ----------   ----------

                                       22,720,866   21,637,380     22,204,630   20,860,213
                                       ----------   ----------     ----------   ----------



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